EXHIBIT 10.42

FIRST AMENDMENT TO THE

MOODY’S CORPORATION CAREER TRANSITION PLAN

Section 2.2 of the Moody’s Corporation Career Transition Plan is hereby amended by adding the following new sentence to the end thereof, effective as of the date this First Amendment is adopted:

If the Eligible Employee’s benefits hereunder are subject to Section 409A of the Code, the Eligible Employee must return the executed Severance and Release Agreement no later than sixty (60) days following the date of the Eligible Termination and, if such 60-day period includes two calendar years, no benefits hereunder subject to Section 409A of the Code shall be paid to the Eligible Employee until the second calendar year.

MOODY’S 2012 10-K